Murray copy

NACEL ENERGY
The WIND POWER COMPANY

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is entered into effective this 1st day of March, 2008

BETWEEN

Nacel Energy Corporation of 310 Thelma Dr #501, Casper, Wyoming, 82609
(the "Corporation")

OF THE FIRST PART

- AND -

D & B Energy Consulting Inc. of 2117 Southfork Road, Cody, Wyoming, 82414
(the "Consultant")

OF THE SECOND PART

BACKGROUND:

A. The Corporation is of the opinion that the Consultant has the necessary qualifications, experience and abilities to provide independent contractor consulting services to the Corporation.

B. The Consultant is agreeable to providing such independent contractor consulting services to the Corporation on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

Services Provided

1. The Corporation hereby agrees to engage the Consultant to provide the Corporation with independent contractor consulting services consisting of wind energy project development and such other services as the Corporation and the Consultant may agree upon from time to time (the "Services"). The Consultant hereby agrees to provide such Services to the Corporation.

Term of Agreement

2. The term of this Agreement will begin on the date of this Agreement and will remain in full force and effect until the completion of the Services, subject to earlier termination as provided in this Agreement, with the said term being capable of extension by mutual written agreement of the parties.

3. In the event that either party wishes to terminate this Agreement, that party will be required to provide a notice period of 2 weeks.

4. Except as otherwise provided in this Agreement, the obligations of the Consultant will terminate upon the earlier of the Consultant ceasing to be engaged by the Corporation or the termination of this Agreement by the Corporation or the Consultant.

Performance

5. The parties agree to do everything necessary to ensure that the terms of this Agreement take effect. Each party hereby represents that this Agreement contains valid and binding obligations of such party, enforceable against such party in accordance with their respective terms. The Corporation represents that the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action of the Corporation and does not and will not violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) under any provision of the Corporation's charter, governing documents or material agreements.

Compensation

6. For the services rendered by the Consultant as required by this Agreement, the Corporation will pay to the Consultant compensation on the following basis: The Corporation will pay the Consultant a project management fee, equivalent to $9000 per month, a total of $54,000, for the first six months of the agreement. Thereafter, Consult and Corporation shall mutually agree to the project management fee due Consultant for performance of the independent contractor services pursuant to this Agreement.

7. For further clarification, the project management fee is to be included in the capital cost of three or more wind energy projects, delivered to, and accepted by, the Corporation for investment, while this Agreement is in force.

8. The Corporation is entitled to deduct from the Consultant's compensation any applicable deductions and remittances as required by law.

Reimbursement of Expenses

9. The Corporation will reimburse the Consultant for travel expenses related to the development of wind energy projects for the Corporation, incurred by the Consultant in connection with providing the Services hereunder. The Consultant will furnish statements and vouchers to the Corporation for all such expenses.

Confidentiality

10. During its term, the parties will maintain in strict confidence the fact and terms of this Agreement and the business that is the subject of this Agreement; provided, however, (a) the parties may disclose confidential information to the extent necessary to exercise their rights or perform their obligations under this Agreement; (b) the parties may disclose confidential information to their professional advisors; (c) the parties may disclose confidential information as required by applicable law; or, (d) the parties may in writing agree to disclose confidential information. Confidentiality will end with this Agreement.

Ownership of Materials

11. All materials developed, produced, or in the process of being so under this Agreement, will be the property of the Corporation. The use of the mentioned materials by the Corporation will not be restricted in any manner.

12. The Consultant may retain use of the said materials and will not be responsible for damages resulting from their use for work other than services contracted for in this Agreement.

Return of Property

13. Upon the expiry or termination of this Agreement, the Consultant will return to the Corporation any property, documentation, records, or confidential information which is the property of the Corporation.

Assignment

14. The Consultant will not voluntarily or by operation of law assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Corporation.

Capacity/Independent Contractor

15. It is expressly agreed that the Consultant is acting as an independent contractor and not as an employee, or Officer of the Corporation, in providing the Services under this Agreement. The Consultant and the Corporation acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service. It is expressly agreed that Consultant shall be entitled to work for third parties other than Corporation during the term of this Agreement.

Modification of Agreement

16. Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Notice

17. All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the parties of this Agreement as follows:

    a. Nacel Energy Corporation
    310 Thelma Dr #501, Casper, Wyoming, 82609
    Email: info@nacelenergy.com

    b. D & B Energy Consulting Inc
    2117 Southfork Road, Cody, Wyoming, 82414
    Email: dan@dnbenergy.com

or to such other address as to which any Party may from time to time notify the other.

NACEL ENERGY
The Wind Power Company

Costs and Legal Expenses

18. In the event that legal action is brought to enforce or interpret any term of this Agreement, the prevailing party will be entitled to recover, in addition to any other damages or award, all reasonable legal costs and fees associated with the action.

Time of the Essence

19. Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Entire Agreement

20. It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Limitation of Liability

21. Under no circumstances will either party be liable to other for consequential (including lost profits), exemplary, indirect, or punitive damages.

Indemnification

22. Except to the extent caused by the other party's negligence, each party will indemnify the other party from and against any cost, damage, expense, or loss attributable to its performance of its obligations under this Agreement..

Enurement

23. This Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and permitted assigns.

Currency

24. Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in United States dollars

Titles/Headings

25. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement.

Gender

26. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law

27. It is the intention of the parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Wyoming, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

28. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

Waiver

29. The waiver by either party of a breach, default, delay or omission of any of the provisions of this Agreement by the other party will not be construed as a waiver of any subsequent breach of the same or other provisions.

30. **Counterparts**

This Agreement may be executed in counterparts, and by facsimile signature, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement effective the date and year set forth above.

SIGNED, SEALED AND DELIVERED
in the presence of:

D& B Energy Consulting Inc

Witness

Dan Leach

Nacel Energy Corporation

Per: ______________________

Witness